UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________________________________________________________________________________________________

FORM 8-K
_____________________________________________________________________________________________________________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: June 18, 2024
(Date of earliest event reported)
______________________________________________________________________________________
RING ENERGY, INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________________________

Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, Marinos C. Baghdati, Executive Vice President of Operations of Ring Energy, Inc. (the “Company”), submitted his resignation, effective July 17, 2024. Mr. Baghdati’s resignation was a personal decision to pursue personal interests.

On June 18, 2024, Shawn Young, age 56, was appointed to Vice President of Operations, effective July 17, 2024. Mr. Young has over 33 years of experience in the oil and gas industry. He has served as Production Engineering Manager of the Company since September 2022. From June 2013 to August 2022, Mr. Young held positions of increasing responsibility at Revenir Energy Inc. (formerly Legacy Reserves Inc.) with his most recent position of Vice President-East Texas & Rockies Business Unit Lead. Prior to joining Legacy Reserves, Mr. Young served in operations engineering and operations management roles for Legado Resources, LLC, an EnCap Investments L.P. backed oil and gas company, from 2008 to 2013. From 2005 to 2008, Mr. Young was with Henry Petroleum, a Permian Basin based private company, where he worked in both engineering and operations management roles. Prior to joining Henry Petroleum, Mr. Young spent 15 years with Anadarko Petroleum Corporation where he worked in various engineering and engineering/operations management roles throughout Anadarko’s U.S. onshore assets. Mr. Young received a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines in 1990.

In connection with Mr. Young’s promotion to Vice President of Operations, he will be designated as a Tier 2 Officer under the Company’s Change in Control and Severance Benefit Plan as such plan is described in the Company’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on April 16, 2024.

There are no family relationships between Mr. Young and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Young and any other persons pursuant to which Mr. Young was appointed an officer of the Company. There are no related party transactions involving Mr. Young that are reportable under Item 404(a) of Regulation S-K.

On June 24, 2024, the Company announced that Stephen D. Brooks who currently serves as the Company’s Executive Vice President of Land, Legal, Human Resources and Marketing, will retire from the Company which will occur on or about July 1, 2024. In connection with his retirement, Mr. Brooks and the Company expect to enter into a consulting agreement, pursuant to which Mr. Brooks will provide general advisory services to the Company to support its legal and regulatory work.

Item 7.01 Regulation FD Disclosure.

On June 24, 2024, the Company issued a press release announcing management team changes. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	June 24, 2024	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer